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                                                                    EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

      We consent to the reference to our firm under the caption "Experts" and to the use of our report on the balance sheet of Ply Gem Holdings, Inc. dated March 26, 2004, in the Registration Statement on Form S-4 and related Prospectus of Ply Gem Industries, Inc. for the registration of $225,000,000 of 9% Senior Subordinated Notes due 2012.

                                                           /s/ Ernst & Young LLP

Kansas City, Missouri
March 26, 2004